                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



                                                                      State of
                                                      Percentage    Incorporation
                                                           of              or
        Parent                Subsidiary               Ownership     Organization
        ------                ----------               ---------     ------------
Ottawa Financial                AmeriBank                100%           Federal
 Corporation



AmeriBank                       OS Services, Inc.        100%           Michigan



AmeriBank                       AmeriPlan Financial      100%           Michigan
                                Services, Inc.



         The financial statements of Ottawa Financial Corporation are consolidated with those of its subsidiaries.